Exhibit 1.2

ALPHATEC HOLDINGS, INC.

FIRST AMENDMENT TO UNDERWRITING AGREEMENT

October 26, 2023

Morgan Stanley & Co. LLC

Cowen and Company, LLC

Barclays Capital Inc.

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o	Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

This letter serves as an amendment (the “First Amendment”) to the Underwriting Agreement (the “Underwriting Agreement”), dated October 24, 2023, by and between Alphatec Holdings, Inc., a Delaware corporation (the “Company”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), Cowen and Company, LLC (“Cowen”), and Barclays Capital Inc. (“Barclays”), acting as the representatives (the “Representatives”) of the several Underwriters named in Schedule I thereto (the “Underwriters,” or each, an “Underwriter”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

The terms of our agreement, as set forth in the Underwriting Agreement, are hereby modified and amended as follows:

The first paragraph of Section 2 of the Underwriting Agreement is deleted and replaced in its entirety with the following:

“The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $9.8847 a share (the “Purchase Price”).”

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Except as specifically set forth herein, all other terms of the Underwriting Agreement shall remain in full force and effect without modification.

[Signature Page Follows]

Very truly yours,

ALPHATEC HOLDINGS, INC.

By:	/s/ J. Todd Koning
Name:	J. Todd Koning
Title:	Chief Financial Officer

Accepted as of the date first above written

MORGAN STANLEY & CO. LLC
COWEN AND COMPANY, LLC
BARCLAYS CAPITAL INC.

Acting severally on behalf of themselves and the several
Underwriters named in Schedule I to the Underwriting Agreement.

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Chris Rigoli
Name: Chris Rigoli
Title: Executive Director

By:	COWEN AND COMPANY, LLC

By:	/s/ Michael Campbell
Name: Michael Campbell
Title: Managing Director

By:	BARCLAYS CAPITAL INC.

By:	/s/ Dan Cocks
Name: Dan Cocks
Title: Managing Director

[Signature Page – First Amendment to Underwriting Agreement]